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                                                                    Exhibit  21



                           Subsidiaries of iCAD, Inc.


            Name                   Jurisdiction of Incorporation/Organization
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 Howtek Devices Corporation                          Delaware
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ISSI Acquisition Corporation                         Delaware
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